UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2024

Evolv Technologies Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39417	84-4473840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Totten Pond Road, 4th Floor Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 374-8100

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	EVLV	The Nasdaq Stock Market
Warrants to purchase one share of Class A common stock	EVLVW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2024, Evolv Technologies Holdings, Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”) appointed John Kedzierski as the Company’s new President and Chief Executive Officer and as a Class I member of the Board with a term ending at the Company’s annual meeting of stockholders to be held in 2025, in each case, effective December 16, 2024 (the “Effective Date”). As a non-independent director, Mr. Kedzierski will not serve on any committees of the Board and will not receive any fees related to his service as a member of the Board.

On the Effective Date, Mr. Kedzierski will succeed Michael Ellenbogen, who has served as the Company’s Interim President and Chief Executive Officer since October 30, 2024. Mr. Ellenbogen will continue to serve as the Company’s Chief Innovation Officer and as a member of the Board.

John Kedzierski, 46, was Senior Vice President of Global Enterprise Sales at Motorola Solutions, Inc. (NYSE: MSI) (“Motorola Solutions”) from October 2023 to October 2024. Mr. Kedzierski was responsible for leading Motorola Solutions’ global sales efforts for all enterprise verticals. Previously, Mr. Kedzierski served as Senior Vice President and General Manager of Video Security and Access Control at Motorola Solutions, from July 2019 to October 2023. In that role, he was responsible for all facets of the business, including product management, research and development, sales, and marketing, which grew both organically and through acquisition during his tenure. Immediately prior to leading Motorola Solutions’ Video Security and Access Control business, Mr. Kedzierski served as Motorola Solutions’ Corporate Vice President of Systems and Infrastructure products from October 2017 to July 2019. From September 2015 to October 2017, Mr. Kedzierski was Corporate Vice President and General Manager of North America Services and Commercial Markets at Motorola Solutions. Mr. Kedzierski also served as a member of the Board from January 2022 to November 2023 as a Motorola Solutions director designee. Mr. Kedzierski holds a Bachelor of Science degree in Computer Engineering from the University of Illinois at Urbana-Champaign, and a Master of Business Administration from Northwestern University’s Kellogg School of Management.

In connection with Mr. Kedzierski’s appointment as the Company’s President and Chief Executive Officer, the Company and Mr. Kedzierski have entered into an offer letter (the “Offer Letter”), dated December 6, 2024. Under the terms of the Offer Letter, Mr. Kedzierski will receive an annual base salary of $540,000 and, commencing with fiscal year 2025, a target bonus opportunity equal to 100% of his annual base salary. Pursuant to the Offer Letter, and based on the recommendation of the Compensation Committee of the Board (the “Committee”), the Board granted Mr. Kedzierski (i) 621,000 performance-based restricted stock units (the “New Hire MSUs”) and (ii) 621,000 time-based restricted stock units (the “New Hire RSUs” and, together with the New Hire MSUs, the “Initial Equity Awards”), pursuant to the Company’s 2021 Incentive Award Plan.

The New Hire MSUs will vest based on the achievement of certain stock price milestones (calculated as described in the Offer Letter) during the three-year performance period commencing on the grant date and ending on the third anniversary of the grant date (the “Performance Period”), subject to Mr. Kedzierski’s continuous employment or service through the date on which the Board or the Committee, as applicable, certifies the total number of New Hire MSUs that have been earned. The New Hire RSUs will vest in three equal tranches on the first, second, and third anniversaries of the grant date, subject to Mr. Kedzierski’s continued employment or service through each vesting date.

The Offer Letter also provides that Mr. Kedzierski will be eligible to participate in the Company’s previously disclosed standard Severance and Change in Control Plan (the “Severance Plan”) at Plan Tier 1. In addition to the payments and benefits that Mr. Kedzierski is entitled to receive pursuant to the Severance Plan, in the event of a “covered termination” (as defined in the Severance Plan), which occurs after the 12-month anniversary of the grant date of the Initial Equity Awards (and, in the case of the New Hire MSUs, prior to the last date of the Performance Period), then, subject to Mr. Kedzierski’s execution and non-revocation of a release of claims, (i) the New Hire MSUs will remain outstanding and eligible to vest based on actual performance through the Performance Period (prorated based on the number of full months Mr. Kedzierski remains employed or in service during the Performance Period) and (ii) the number of New Hire RSUs that would have become vested had Mr. Kedzierski remained employed for the six-month period immediately following the date of termination will accelerate in full.

Mr. Kedzierski currently resides in Chicago, Illinois. To assist with the travel and housing costs associated with Mr. Kedzierski’s travel to and from the Company’s headquarters in Waltham, Massachusetts, Mr. Kedzierski will receive a travel stipend of $6,000 per month during his first year of employment and a travel stipend of $3,000 per month during his second year of employment. The Company will also pay up to $15,000 of Mr. Kedzierski’s counsel fees incurred in connection with the negotiation and documentation of the Offer Letter.

The Company will offer Mr. Kedzierski indemnification in accordance with the terms of the Company’s previously disclosed standard form of indemnification agreement and will provide and maintain a directors’ and officers’ liability insurance policy covering Mr. Kedzierski in his capacity as an officer and director of the Company and any of its affiliates no less favorable than the Company’s directors’ and officers’ liability insurance offered to Company executives or directors.

The foregoing description of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by such Offer Letter, which is filed hereto as Exhibit 10.1.

There are no arrangements or understandings between Mr. Kedzierski and any other person pursuant to which he was appointed as President and Chief Executive Officer, designated as principal executive officer or appointed to the Board as a director. Mr. Kedzierski does not have any family relationship with any director or other executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer, and there are no transactions in which Mr. Kedzierski has an interest requiring disclosure under Item 404(a) of Regulation S-K currently contemplated or since the beginning of the last fiscal year.

Item 7.01	Regulation FD Disclosure.

On December 9, 2024, the Company issued a press release announcing the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Offer Letter between Evolv Technologies Holdings, Inc. and John Kedzierski
99.1	Press Release, dated December 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Certain of the exhibits to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolv Technologies Holdings, Inc.

Date: December 9, 2024	By:	/s/ Rachel Roy
	Name:	Rachel Roy
	Title:	General Counsel and Secretary